UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 24, 2008

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-53330	52-0904874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8200 Jones Branch Drive, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-903-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Draw Under the Senior Preferred Stock Purchase Agreement

As previously disclosed, at September 30, 2008, Freddie Mac's (formally the Federal Home Loan Mortgage Corporation) liabilities exceeded its assets under generally accepted accounting principles by $(13.7) billion, and stockholders’ equity (deficit) totaled $(13.8) billion. On November 24, 2008, pursuant to a request by the Director of the Federal Housing Finance Agency, the U.S. Department of the Treasury (Treasury) provided $13.8 billion in immediately available funds to Freddie Mac in accordance with the terms of the Senior Preferred Stock Purchase Agreement between Freddie Mac and Treasury, in order to address the $13.8 billion deficit in stockholders' equity that existed at September 30, 2008. As a result of this draw, the aggregate liquidation preference of the senior preferred stock has increased from $1.0 billion to $14.8 billion.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)

November 26, 2008	By:	David B. Kellermann

Name: David B. Kellermann
Title: Acting Chief Financial Officer